Exhibit 23.2


              Consent of Independent Certified Public Accountants


     We have issued our report dated August 3, 1999, accompanying the consolidated financial statements and schedule of Vasomedical, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended May 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Grant Thornton, LLP
GRANT THORNTON LLP


Melville, New York
August 16, 1999